SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act 1934



Date of Report:  June 5, 1996



                            U.S. DIAGNOSTIC LABS INC.
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               (Exact name of registrant as specified in charter)


                                    DELAWARE
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                 (State of other jurisdiction of incorporation)


        1-13392                                           11-3146389
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 (Commission File Number)                    (IRS Employer Identification No.)


777 SOUTH FLAGLER DRIVE, STE. 1006, WEST TOWER, WEST PALM BEACH, FLORIDA   33401
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(Address of principal executive offices)                              (Zip Code)

Registrant's telephone no. including area code:  (407) 832-0006
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Item 2.           ACQUISITION OR DISPOSITION OF ASSETS

         On June 4, 1996, the Company entered into a Merger Agreement pursuant to which it acquired the business of U.S. Imaging, Inc. ("U.S. Imaging") located in Houston, Texas. U.S. Imaging operates six imaging centers in Houston and San Antonio, Texas, with net collected revenues of approximately $10.7 million and adjusted net income before taxes in excess of $3.0 million.

         The acquisition was structured as a merger, pursuant to which U.S. Imaging merged with and into U.S.I. Acquisition Inc., a wholly-owned subsidiary of the Company. The merger consideration was is $7,000,000 in cash and 1,671,000 shares of the Company's Common Stock. Of such shares, 671,000 were placed in escrow and will be released to the former stockholder of U.S. Imaging, the Reese General Trust, only in the event that the following conditions are met:

         (a) If U.S. Imaging's income before taxes for the twelve months ending May 31, 1997 as reviewed by the Company's independent public accountants and computed in accordance with generally accepted accounting principles (the "Net Income") equals or exceeds $4,700,000, then all of the Escrow Shares shall be released.

         (b) If the Average Revenues are at least $3,200,000 but less than $4,700,000, a portion of the number of the Escrow Shares will be released to the Stockholder, computed by the product of 671,000 multiplied by a fraction, the numerator of which is the difference between the Net Income and $3,200,000 and the denominator of which is $1,500,000.

         (c) If the Net Income is less than $3,200,000, then no Escrow Shares will be released to the Stockholder.

         In addition, the Reese General Trust granted to Jeffrey Goffman, the Company's Chairman, a proxy to vote all of the shares of Common Stock issued in the acquisition in connection with the voting for directors of the Company and in certain situations relating to the possible change in control of the Company.

         Financial statements of U.S. Imaging will be filed within the time period required by this report.


Item 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Effective June 13, 1996 the Company changed its independent accountants from Mortenson and Associates, P.C. ("Mortenson") to Arthur Andersen LLP because of its desire to have a "Big Six" accounting firm as its auditors. The Mortenson's report on the Company's financial statements for the last two years did not contain an adverse opinion or disclaimer of opinion and was not qualified as to uncertainty, audit scope or accounting principles. The decision to change accountants was recommended and approved by the board of directors of the Company. Since




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January 1, 1994, there were no disagreements with Mortenson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. No reportable events as defined under Rule 304(v) of Regulation S-K occurred since January 1, 1994. The Company did not consult Arthur Andersen LLP with respect to any accounting principles.


EXHIBITS

10.32 Merger Agreement dated as of February 27, 1996 among the Company, U.S. Imaging, Inc. and U.S.I. Acquisition Inc., a subsidiary of the Company.

10.33 Escrow Agreement dated as of June 4, 1996 among the Company and the Reese General Trust.

16.1 Letter re change in certifying accountant from Mortenson and Associates, P.C.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            U.S. DIAGNOSTIC LABS INC.

                                            /S/ JEFFREY A. GOFFMAN
                                            --------------------------------
                                            Jeffrey A. Goffman, Chairman
                                            and Chief Financial Officer
Dated: June 18, 1996




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                                                                   Exhibit 16.1
                   [MORTENSON AND ASSOCIATES, P.C. LETTERHEAD]




                                  June 18, 1996

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Gentlemen:

      We have read the statements made by U.S. Diagnostic Labs Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated June 19, 1996. We agree with the statements concerning our Firm such Form 8-K.


                                          Very truly yours,


                                          Mortenson and Associates, P.C.









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